NEUBERGER & BERMAN EQUITY ASSETS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A


Series                                          Date Made A Party To Agreement
------                                          ------------------------------

Neuberger & Berman Socially                              November 1, 1994
  Responsive Trust

Neuberger & Berman Focus Assets                          February 12, 1996

Neuberger & Berman Guardian Assets                       February 12, 1996

Neuberger & Berman Manhattan Assets                      February 12, 1996

Neuberger & Berman Partners Assets                       February 12, 1996

Neuberger & Berman Genesis Assets                        March 31, 1997